Sub-Item 77Q1(d): Copies of Constituent Instruments Defining The
Rights of Shareholders Referred to in Sub-Item 77I

Effective November 30, 2017, the Goldman Sachs Dynamic Emerging
Markets Debt Fund, Goldman Sachs Dynamic Municipal Income Fund,
Goldman Sachs High Yield Floating Rate, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Local Emerging Markets Debt Fund,
Goldman Sachs Long Short Credit Strategies Fund, Goldman Sachs
Short Duration Tax-Free Fund, Goldman Sachs Short-Term Conservative Income Fund and Goldman Sachs Strategic Macro Fund (each, a "Fund" and collectively, the "Funds") commenced offering Class R6 shares (the "Shares"). The terms of the Shares for the Funds described under Sub-
Item 77I are described in Post-Effective Amendment No. 633 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on November 30, 2017 (Accession
No. 0001193125-17-357523). Amendment No. 98 dated August 17, 2017 to the Registrant's Agreement and Declaration of Trust dated January 28, 1997 which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(99) to Post-Effective Amendment No. 624 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 24, 2017 (Accession
No. 0001193125-17-266933).